Exhibit 99.4

Antonio Neri

blog post

March 7, 2017

Nimble Storage to Extend HPE Industry Leadership in Flash Storage

By Antonio Neri, Executive Vice President and General Manager, Enterprise Group

Flash is Helping Organizations Move Faster

The biggest technology transition in storage today is the move from spinning disk media to flash. In its infancy, flash storage was seen as a performance accelerator for niche applications. From there, enterprise businesses began to see the operational benefits of flash, and eventually the economics enabled more widespread deployment. And as flash becomes the new normal, customers are driving additional requirements, like hybrid IT automation, integrated data protection and flexible consumption models.

This demand has been driving strong momentum in our 3PAR enterprise flash storage portfolio, since we can provide both a strong flash offering as well as leverage the rest of our deep portfolio of products and services to deliver solutions that meet customers’ specific needs.

And today, we are announcing our intent to acquire Nimble Storage, a leading provider of entry to midrange predictive flash storage solutions. Since it was founded in 2007, Nimble has disrupted the storage market by delivering consistent application performance and availability at an unprecedented cost. We believe the Nimble value proposition is the most compelling for HPE customers when compared with other recent market entrants, and in combination with 3PAR, can provide the best lineup in the industry of flash optimized solutions for hybrid IT.

With Nimble, HPE Can Deliver Flash to Customers of all Sizes and Needs

We believe that Nimble’s entry to midrange predictive flash storage solutions, coupled with InfoSight, its leading predictive analytics technology, will strengthen HPE’s flash storage portfolio by expanding market reach and enabling a transformed, analytics-based customer experience. Together, we’ll be able to bring flash optimized data services, which provide the right balance of price, performance, and agility, to customers across SMB, Enterprise and Service Provider segments. In other words, we’ll have a comprehensive, best-in-class portfolio across the full range of the market:

Enterprise class for the all-flash datacenter: HPE 3PAR supports customers experiencing rapid growth and needing a highly scalable, all-flash data center capable of supporting millions of IOPS, petabyte capacity, and a multi-tenant architecture, priced from the midrange to the high-end.

Straightforward predictive flash: Nimble is ideal for customers needing advanced, flash-optimized data services, including all-flash, hybrid-flash, and multicloud support, underpinned by machine-learning based predictive analytics, all at entry to midrange price points and designed with ease of use at its core.

Simple flash acceleration: HPE MSA and HPE StoreVirtual have an installed base of over 500,000 deployments worldwide and are suited for price-sensitive customers that need simple, flash tiering support at an entry price point.

Built-for-enterprise, hyperconverged infrastructure: Nimble also complements our recent SimpliVity acquisition for the growing hyperconverged market for those deploying turnkey VM-farms with advanced data services. The combination of SimpliVity, Nimble, and 3PAR enables customers to deploy the right data services across all workloads and deployment types.

Nimble builds on our strategy to make Hybrid IT simple through software defined and machine learning innovations. Our comprehensive portfolio will enable customers to compose the right storage for their exact application needs. HPE OneView infrastructure management software will help customers seamlessly manage the entire portfolio. And, we’ll give customers the choice of CAPEX or monthly pay for use consumption with HPE FlexCapacity.

The Path Ahead

Looking forward, we have a clear product roadmap for our hybrid IT offerings, and our acquisition of Nimble fits squarely in it. We are listening to our customers’ needs and continuing to help them shift from the traditional data center to a software-defined datacenter, with all-flash at the heart.

A key element of that roadmap is Nimble’s predictive analytics platform. InfoSight’s ability to monitor customer deployed infrastructure from the cloud, apply machine learning and predictive analytics to radically simplify operations and deliver a transformed support experience is a key differentiator in the storage market. HPE will leverage InfoSight across our portfolio of storage products, further enhancing our competitiveness against large and small competitors.

Our storage DNA has never been stronger and our experience expanding 3PAR’s reach, without slowing down the innovation engine, will serve us well with Nimble. We are excited to welcome the Nimble team to HPE, and believe that together we will be a powerful force in the market and for our customers.

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Forward-looking Statements

This document contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of HPE and its consolidated subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the transaction contemplated by this document; the expected timing of the completion of the transaction; the ability of HPE, its subsidiaries and Nimble to complete the transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Nimble’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in HPE’s SEC reports, including but not limited to the risks described in HPE’s Annual Report on Form 10-K for its fiscal year ended October 31, 2016. HPE assumes no obligation and does not intend to update these forward-looking statements.

Additional Information and Where to Find It

The tender offer for the outstanding shares of Nimble referenced in this document has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that HPE and its subsidiary will file with the U.S. Securities and Exchange Commission (the SEC). At the time the tender offer is commenced, HPE and its subsidiary will file tender offer materials on Schedule TO, and thereafter Nimble will file a Solicitation/Recommendation Statement on Schedule 14D-9, with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF NIMBLE COMMON STOCK ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF SHARES OF NIMBLE COMMON STOCK SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Nimble’s common stock at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov. Additional copies of the tender offer materials may be obtained for free by directing a written request to Hewlett Packard Enterprise Company, 3000 Hanover Street, Palo Alto, California 94304, Attention: Investor Relations, or by calling (650) 857-2246. In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, HPE and Nimble file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by HPE or Nimble at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. HPE’s and Nimble’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.